Exhibit 99.1

Fluent Announces First Quarter 2018 Financial Results

First Quarter as a Standalone Public Company Produces $56.0 Million in Revenue,

$2.2 Million in Adjusted Net Income Based on $5.6 Million in Net Loss from Continuing

Operations, Resulting in $0.03 in Adjusted Earnings Per Share

New York, NY – May 8, 2018 – Fluent, Inc. (NASDAQ: FLNT) a leading data-driven performance marketing company, today announced financial results for the quarter ended March 31, 2018.

“We have built an incredible company and are excited to present Fluent’s standalone results, which show positive adjusted net income and adjusted earnings per share, after removing transaction costs and discontinued operations,” stated Ryan Schulke, Fluent’s CEO. “We look forward to this team’s continued success, driving profitability and delivering strong results for our shareholders.”

First Quarter Financial Results

For the three months ended March 31, 2018, as compared to the three months ended March 31, 2017:

●
Total revenue increased 14% to $56.0 million.

●
Net loss from continuing operations was $5.6 million (inclusive of spin-off transaction costs of $7.7 million) compared to net loss from continuing operations of $9.8 million.

●
Net loss from discontinued operations was $21.1 million compared to $2.9 million.

●
Adjusted net income was $2.2 million compared to a loss of $9.8 million.

●
Adjusted EBITDA grew 42% to $9.6 million based on net loss of $26.7 million.

●
Adjusted earnings per share was $0.03 compared to a loss of $0.18 per share.

Adjusted net income, adjusted earnings per share and adjusted EBITDA are non-GAAP financial measures. Reconciliation of these non-GAAP measures are provided in the attached tables.

First Quarter and Recent Business Highlights

●
Successfully completed the spin-off of our risk management business, Red Violet, Inc.

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Changed corporate name to Fluent, Inc. (NASDAQ: FLNT), to better align our corporate brand with our industry leading data-driven performance marketing company.

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Our proprietary self-reported first party data asset, the Fluent Identity Graph now contains over 182 million unique email addresses that represent over 150 million individuals.

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Continued to bolster our strategic and operational talent, all intently focused on delivering increased profitability to our business, with the appointment of key industry leaders, hailing from such companies as Epsilon and Merkle.

●
Revenue from advertisers in the financial & professional services category nearly doubled compared to the three months ended March 31, 2017.

Conference Call

Fluent, Inc. will host a conference call on Tuesday, May 8, 2018 at 4:30 PM ET to discuss its 2018 first quarter financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at www.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10119708. The replay will also be available for one week on the Fluent website at www.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is the trusted acquisition partner for growing brands. Leveraging our proprietary first party data asset, Fluent creates marketing programs that deliver better digital advertising experiences for consumers and measurable results for advertisers. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

FORWARD-LOOKING STATEMENTS

This press release and the conference call contain "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and the conference call and speak only as of the date of this press release and the conference call and are advised to consider the factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

FLUENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$5,368	$16,564
Accounts receivable, net of allowance for doubtful accounts of $1,180 and $1,624 at March 31, 2018 and December 31, 2017, respectively	34,165	36,278
Prepaid expenses and other current assets	3,276	1,865
Current assets of discontinued operations	-	2,274
Total current assets	42,809	56,981
Property and equipment, net	586	687
Intangible assets, net	71,482	74,354
Goodwill	159,791	159,791
Other non-current assets	560	1,097
Non-current assets of discontinued operations	-	24,089
Total assets	$275,228	$316,999
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Trade accounts payable	$11,830	$10,666
Accrued expenses and other current liabilities	7,613	11,709
Deferred revenue	219	265
Current portion of long-term debt	3,500	2,750
Current liabilities of discontinued operations	-	7,389
Total current liabilities	23,162	32,779
Promissory notes payable to certain shareholders, net	-	10,837
Long-term debt, net	60,546	49,376
Total liabilities	83,708	92,992
Shareholders' equity:
Preferred stock—$0.0001 par value, 10,000,000 shares authorized; 0 share issued and outstanding at March 31, 2018 and December 31, 2017	-	-
Common stock—$0.0005 par value, 200,000,000 shares authorized; 76,437,209 and 61,631,573 shares issued at March 31, 2018 and December 31, 2017, respectively; and 75,941,291 and 61,279,050 shares outstanding at March 31, 2018 and December 31, 2017, respectively	38	31
Treasury stock, at cost, 495,918 and 352,523 shares at March 31, 2018 and December 31, 2017, respectively	(1,672)	(1,274)
Additional paid-in capital	387,273	392,687
Accumulated deficit	(194,119)	(167,437)
Total shareholders’ equity	191,520	224,007
Total liabilities and shareholders’ equity	$275,228	$316,999

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$55,989	$49,194
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	35,663	33,797
Sales and marketing expenses	4,006	3,695
General and administrative expenses	8,445	12,476
Depreciation and amortization	3,331	3,205
Write-off of long-lived assets	-	3,626
Spin-off transaction costs	7,708	-
Total costs and expenses	59,153	56,799
Loss from operations	(3,164)	(7,605)
Interest expense, net	(2,394)	(2,227)
Loss before income taxes	(5,558)	(9,832)
Income taxes	-	-
Net loss from continuing operations	(5,558)	(9,832)
Discontinued operations:
Loss from operations of discontinued operations, net of $0 income taxes	(2,084)	(2,893)
Loss on disposal of discontinued operations, net of $0 income taxes	(19,040)	-
Net loss from discontinued operations	(21,124)	(2,893)
Net loss	$(26,682)	$(12,725)
Loss per share:
Basic and diluted:
Continuing operations	$(0.08)	$(0.18)
Discontinued operations	$(0.31)	$(0.05)
Net loss	$(0.40)	$(0.24)
Weighted average number of shares outstanding:
Basic and diluted	67,311,784	53,811,688

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,682)	$(12,725)
Net loss from discontinued operations	21,124	2,893
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	3,331	3,205
Non-cash interest expenses and related amortization	724	733
Share-based compensation expense	6,648	6,854
Write-off of long-lived assets	-	3,626
Recoveries of bad debts	(14)	(45)
Allocation of expenses to red violet	(325)	(840)
Changes in assets and liabilities:
Accounts receivable	2,127	3,248
Prepaid expenses and other current assets	(1,609)	(324)
Other non-current assets	537	46
Trade accounts payable	1,164	(3,197)
Accrued expenses and other current liabilities	(4,096)	(500)
Deferred revenue	(46)	780
Net cash provided by operating activities from continuing operations	2,883	3,754
Net cash used in operating activities from discontinued operations	(5,835)	(1,562)
Net cash (used in) provided by operating activities	(2,952)	2,192
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(22)	(37)
Capitalized costs included in intangible assets	(177)	(376)
Capital contributed to red violet	(19,728)	-
Net cash used in investing activities from continuing operations	(19,927)	(413)
Net cash used in investing activities from discontinued operations	(1,386)	(1,927)
Net cash used in investing activities	(21,313)	(2,340)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	13,392	-
Proceeds from debt obligations, net of debt costs	67,182	14,039
Repayments of long-term debt	(67,107)	(1,798)
Taxes paid related to net share settlement of vesting of restricted stock units	(398)	(168)
Net cash provided by financing activities from continuing operations	13,069	12,073
Net increase (decrease) in cash and cash equivalents	$(11,196)	$11,925
Cash and cash equivalents at beginning of period	16,564	10,089
Cash and cash equivalents at end of period	$5,368	$22,014
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$1,678	$1,276
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$159	$55

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA, adjusted net income (loss) and related adjusted earnings (loss) per share. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, adding back net loss from discontinued operations, interest expense, depreciation and amortization, share-based compensation expense, acquisition and restructuring costs, write-off of long-lived assets, and litigation costs, as noted in the tables below. Adjusted net income (loss) from continuing operations and the related basic and diluted per share amounts is a non-GAAP measure equal to net loss from continuing operations, the most directly comparable financial measure based on US GAAP, adding back the effect of spin-off transaction costs.

	Three Months Ended March 31,
(In thousands)	2018	2017
Net loss	$(26,682)	$(12,725)
Net loss from discontinued operations	21,124	2,893
Interest expense, net	2,394	2,227
Depreciation and amortization	3,331	3,205
Share-based compensation expense	6,648	6,854
Acquisition and restructuring costs	2,713	668
Write-off of long-lived assets	-	3,626
Litigation costs	72	-
Adjusted EBITDA	$9,600	$6,748

	Three Months Ended March 31,
(In thousands, except share data)	2018	2017
Net loss from continuing operations	$(5,558)	$(9,832)
Add back: Spin-off transaction costs	7,708	-
Adjusted net income (loss) from continuing operations	$2,150	$(9,832)
Adjusted earnings (loss) per share from continuing operations:
Basic	$0.03	$(0.18)
Diluted	$0.03	$(0.18)
Weighted average number of shares outstanding:
Basic	67,311,784	53,811,688
Diluted (1)	70,226,701	53,811,688
(1)
The diluted weighted average number of shares outstanding for the quarter ended March 31, 2018 is computed based on the basic weighted average number of shares outstanding plus the dilutive impact of outstanding restricted stock units as of March 31, 2018.

We present adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share as supplemental measures of our operating performance because we believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure our performance, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and write-off of long-lived assets. Adjusted net income (loss) and adjusted earnings (loss) per share eliminate the effect of the spin-off transaction costs.

Adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either operating income or net income as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investors:
Jordyn Tarazi
Fluent, Inc.
(646)356-8469
JTarazi@fluentco.com

Media:
North 6th Agency, Inc.
(212)334-9753 ext. 143
fluent@n6a.com